BDO

BDO Shanghai Zhonghua
Certified Public Accountants

12th Floor Ocean Towers
550 Yanan Road (East)
Shanghai 200001 P. R. China
Tel: 86-21-63525500
Fax: 86-21-63525566

德豪国际
上海众华沪银会计师事务所

地址：上海延安东路550号
海洋大厦12楼
邮编：200001
电话：86-21-63525500
传真：86-21-63525566

Consent of Independent Registered Public Accounting Firm

China TransInfo Technology Corp.
07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2006, relating to the consolidated financial statements of China TransInfo Technology Corp. (formerly Intra-Asia Entertainment Corporation)

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Shanghai Zhonghua

BDO Shanghai Zhonghua
Certified Public Accountants

November 12, 2007